Exhibit 4.10

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of March 30, 2007, by and among Power Medical Interventions, Inc., a Delaware corporation (the “Company”), and the investors signatory hereto (each a “Buyer” and collectively, the “Buyers”).

WHEREAS, In connection with that certain Securities Purchase Agreement by and among the parties hereto of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions set forth in the Securities Purchase Agreement, to issue and sell to each Buyer 7% convertible senior secured notes due 2010 in the form attached to the Securities Purchase Agreement as Exhibit A (together with the PIK Notes, the “Notes”) which, among other things, will be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (as issued or issuable upon conversion of the Notes, the “Underlying Shares”) in accordance with the terms of the Notes.

WHEREAS, In accordance with the terms of the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

1              Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.  As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

(a) “Agreement” shall have the meaning set forth in the preamble.

(b) “Additional Payment Date” shall have the meaning set forth in Section 2(c).

(c) “Advice” shall have the meaning set forth in Section 6(e).

(d) “Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(e) “Common Stock” shall have the meaning set forth in the preamble.

(f) “Commission” shall mean the United States Securities and Exchange Commission.

(g) “Conversion Price” means the price per share of Common Stock at which the Notes are convertible into Common Stock following the completion of a Qualified Initial Public Offering, as determined in accordance with the terms of the Notes.

(h) “Effective Date” means, with respect to any Registration Statement, the date that the Commission first declares effective such Registration Statement.

(i) “Effectiveness Deadline” means the 180th day following the Qualified IPO Closing Date.

(j) “Effectiveness Period” shall have the meaning set forth in Section 2(a).

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(l) “Filing Date” means the 90th day following a Qualified IPO Closing Date.

(m) “Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

(n) “Indemnified Party” shall have the meaning set forth in Section 5(c).

(o) “Indemnifying Party” shall have the meaning set forth in Section 5(c).

(p) “Notes” shall have the meaning set forth in the preamble.

(q) “Qualified Initial Public Offering” means an underwritten public offering of Common Stock, which shall be preceded by a customary marketing process, and results in the Common Stock being traded on a Trading Market and for which aggregate gross proceeds to the Company from such offering are not less than $40 million (prior to underwriting commissions and discounts).

(r) “Qualified IPO Closing Date” means the closing date of the Qualified Initial Public Offering as provided for in the underwriting agreement related to such Qualified Initial Public Offering.

(s) “Losses” shall have the meaning set forth in Section 5(a).

(t) “Plan of Distribution” shall have the meaning set forth in Section 2(a).

(u) “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

(v) “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, ~~any preliminary prospectus and any free-writing prospectus~~ and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities

Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(w) “Registration Default” shall have the meaning set forth in Section 2(b).

(x) “Registrable Securities” means all of the Underlying Shares issued or issuable upon conversion of the Notes from time to time (including any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any conversion price adjustment with respect thereto); provided, however, that any such Underlying Shares shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Underlying Shares shall have been declared effective and such Underlying Shares shall have been disposed of pursuant to such Registration Statement or (ii) after a Qualified Initial Public Offering, such Underlying Shares shall have been or may be disposed of within a ninety day period pursuant to Rule 144 (or similar provision then in force, including 144(k), but not Rule 144A) or (iii) such Underlying Shares shall cease to be outstanding; provided, further, that if at the time of the filing of the Registration Statement the Company is advised by its counsel (who shall be reasonably satisfactory to the Holders) that the Commission (or its staff) will not permit the registration of Underlying Shares issued or issuable upon conversion of the PIK Notes, then such Underlying Shares shall be excluded from the Registrable Securities for such Registration Statement.

(y) “Registration Statement” means a registration statement filed pursuant to the terms hereof and which covers the resale by the Buyers of the Underlying Shares, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

(z) “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

(aa) “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

(bb) “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

(cc) “Securities Act” shall have the meaning set forth in the preamble.

(dd) “Subsequent Form S-3” shall have the meaning set forth in Section 3(i).

(ee) “Suspension Period” shall have the meaning set forth in Section 2(a).

(ff) “Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices), or (iv) in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, a Business Day.

(gg) “Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market, the Nasdaq Capital Market or such other United States registered national securities exchange on which the Common Stock is listed or quoted for trading on the date in question.

(hh) “Underlying Shares” shall have the meaning set forth in the preamble.

2.             Registration.

(a) On or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities (assuming such Notes are held until the maturity date thereof and all interest is accreted to principal thereunder at the Conversion Price) not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415.  The Registration Statement shall be on Form S-1, S-3 or SB-2 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-1, S-3 or SB-2, in which case such registration shall be on another appropriate form for such purpose) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) a “Plan of Distribution” substantially in the form attached hereto Annex A (as may be amended in accordance with the provisions of this Agreement).  The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than the Effectiveness Deadline, and to keep the Registration Statement (or a Subsequent Form S-3, as defined below) continuously effective under the Securities Act until the second year after the Effective Date or such earlier date when all Underlying Shares covered by the Registration Statement cease to be Registrable Securities as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”).  The Registration Statement shall include, at the Effective Date, a number of Registrable Securities equal to the sum of the number of Underlying Shares issuable upon an assumed conversion in full of the Notes (assuming for such purpose that the Notes are held until their respective schedules Maturity Dates and all interest, including any Additional Payment, accreted to principal for the life thereof).  Notwithstanding anything to the contrary contained herein, the Company may suspend the effectiveness, of the Registration Statement by written notice to the Holders for a period (each such period, a “Suspension Period”) not to exceed an aggregate of 30 days in any 90-day period, and not to exceed an aggregate of 60 days in any 360-day period, if:

(i)                                     an event occurs and is continuing as a result of which, if such event were not disclosed in the Registration Statement, the Registration Statement would, in the Company’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(ii)                                  the Company reasonably determines in good faith that the disclosure of such event at such time would be seriously detrimental to the Company or its business;

provided, that in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Company’s ability to consummate such transaction, the Company may extend a Suspension Period from 30 days to 45 days during any 90-day period.

(b) The Company and the Buyers agree that the Holders will suffer damages if the Company fails to fulfill its obligations under Section 2(a) hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if:

(i)                                     the Registration Statement is not filed with the Commission on or before the Filing Date;

(ii)                                  the Registration Statement is not declared effective by the Commission on or before the Effectiveness Deadline;

(iii)                               the Registration Statement is filed and declared effective but, during the Effectiveness Period, shall cease to be effective, including by reason of its withdrawal or termination pursuant to Section 3(i) below, or (other than by reason of a Suspension Period as provided in the last sentence of Section 2(a) above) shall fail to be usable for its intended purpose without such disability being cured within ten Business Days by an effective post-effective amendment to the Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure or the effectiveness of a Subsequent Form S-3; or

(iv)                              (A) prior to or on the 30th or 45th day, as may be permitted under the last sentence of Section 2(a) above, of any Suspension Period, such suspension has not been terminated or (B) Suspension Periods exceed an aggregate of 30 or 45 days, as may be permitted under the last sentence of Section 2(a) above, in any 90-day period or more than an aggregate of 60 days in any 360-day period,

(each such event referred to in foregoing clauses (i) through (iv), a “Registration Default”), then in such event as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the Underlying Shares and not as a penalty (which remedy shall not be exclusive of any other remedies available at law or equity), the Company hereby agrees to pay to each Holder (x) additional interest with respect to Notes that have not been converted to Common Stock in an amount equal to the product of (A) the outstanding principal amount of each such Note multiplied by (B) a rate equal to 0.5% per annum or, if any Registration Default shall continue for more than 180 consecutive days, 1.0% per annum after such 180th day, and (y) as partial relief with respect to Notes that have been converted to Underlying Shares, which Underlying Shares are at the time of such Registration Default Registrable Securities, an amount equal to the product of (A) that portion of the principal amount of each such Note as was converted into Underlying Shares are then Registrable Securities, multiplied by (B) a rate equal to 4.0% per annum (all such amounts being collectively referred to as “Additional Payment Amounts”); provided that in no event shall Additional Payment Amounts in respect of any Note accrue at a rate exceeding 1.0% per annum pursuant to clause (x) above or 4.0% per annum pursuant to clause (y) above.  Additional Payment Amounts shall accrue from and including the day following the Registration Default to but excluding the day on which the Registration Default has been cured.  As promptly as practicable after the occurrence of either (i) a Registration Default or (ii)  the cure of a Registration Default, the Company shall notify the Holders of such Registration Default or such cure, as the case may be, and the date on which Additional Payment Amounts began or ceased to accrue.

(c) (i)  Any Additional Payment Amounts due pursuant to clause (b)(X) of this Section 2 will be payable in cash semi-annually in arrears on the last day of March and September, commencing with the first such date occurring after any such Additional Payment Amount commences to accrue, and ending on the Additional Payment Date next occurring after such Additional Payment Amount has ceased to accrue or, if sooner, at maturity (if such Note has not been converted to Common Stock), or at the expiration of the Effectiveness Period (if such Note has been converted to Common Stock) and (ii) any Additional Payment Amounts due pursuant to clause (b)(y) of this Section 2 will be payable in cash in arrears on the day of a Registration Default and on every thirtieth (30th) day after the day of the Registration Default and thereafter (pro rated for periods totaling less than thirty (30) days) until such Registration Default is cured or, if sooner, at the expiration of the Effectiveness Period (each of the payment dates under (i) or (ii) in this subsection (c) an “Additional Payment Date”).

(d) Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Holder Questionnaire”).  The Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement and shall not be required to pay any liquidated or other damages under Section 2(b) to any Holder who fails to furnish to the Company a fully completed Selling Holder Questionnaire at least ten Trading Days prior to the Filing Date.

3.             Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall furnish to each Holder copies of the “Selling Stockholders” section of such document, the “Plan of Distribution” and any risk factor contained in such document that addresses specifically this transaction or the Selling Stockholders, as proposed to be filed which documents will be subject to the review of each such Holder.  Each Holder shall provide comments, if any, within three Trading Days after the date such materials are provided.  The Company shall not file a Registration Statement, any Prospectus or any amendments or supplements thereto in which the “Selling Stockholder” or the “Plan of Distribution” sections thereof differs in any material respect from the disclosure received from a Holder in its Selling Holder Questionnaire (as amended or supplemented).

(b) (i)  Prepare and file with the Commission such amendments, including post-effective amendments, pursuant to Rule 462 or otherwise, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(c) Notify the Holders as promptly as reasonably possible (and, in the case of Subsection 3(c)(i)(A) below, not less than two Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any supplement thereto or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement; and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (excluding those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(e) Promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Holder may reasonably request.  The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(f) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of all jurisdictions within the United States, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

(g) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may reasonably request.

(h) Upon the occurrence of any event contemplated by Subsection 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) If at the time of filing the Registration Statement the Company is not eligible to use Form S-3 for transactions involving secondary offerings and the Company is not otherwise eligible to incorporate by reference prospectively into the Registration Statement, then at such time as the Company becomes eligible to register transactions involving secondary offerings on Form S-3, the Company may, in its sole discretion, file in accordance with the procedures outlined in this Section 3, including but not limited to all required notices to the Holders, an additional Registration Statement on Form S-3 to cover resales pursuant to Rule 415 of the Registrable Securities (a “Subsequent Form S-3”), and when such Subsequent Form S-3 has been filed with the Commission, the Company may, concurrently with its filing of a request for acceleration of effectiveness of such Subsequent Form S-3, withdraw or terminate the original Registration Statement, provided however, nothing in this Section 3(i) shall be interpreted to limit the Company’s obligations pursuant to Section 2(b) above.

(j) If underwriters are used or if any Holder is deemed to be, alleged to be or reasonably believes it may be deemed or alleged to be, an underwriter or is required under applicable securities laws to be described in a Registration Statement as an underwriter, the Company shall use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(k) Holders shall have the right to select one legal counsel, at their own expense, to review any registration statement prepared pursuant to this Section 3 (“Legal Counsel”), which shall be such counsel as designated by the Holders of a majority of the Registrable Securities then outstanding.  The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations under this Agreement.

(l) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(m) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(n) At such time as the Company becomes subject to Sections 13 or 15(d) of the Exchange Act, with a view to making available to Holders the benefits of Rule 144 promulgated under the Securities Act, file with the SEC in a timely manner all reports and other documents required of the company under the Securities Act and Exchange Act and provide to any Holder, as long as such Holder owns Registrable Securities, upon reasonable request (i) a written statement by the Company that it has complied with the current information requirements of Rule 144(c) (at any time after the effective date of the first registration statement filed by the Company) and (ii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration.

4.             Registration Expenses.

(a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company, other than underwriting discounts and commissions, shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (B) related to compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and all fees of counsel for the Holder’s counsel up to a maximum of $25,000.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

5.             Indemnification.

(a) Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, trustees, agents, investment advisors, partners, members, shareholders and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, (x) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, (y) any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (z) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law in connection with the offering covered by such Registration Statement, except with respect to clauses (x) and (y), to the extent, but only to the extent, that (1) such untrue statements or omissions are made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder expressly for use in a Registration Statement, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto, as may be amended in accordance with the provisions of this Agreement, for this purpose) or (2) in the case of an occurrence of an event of the type specified in Subsections 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing (and such Holder has received such notice pursuant to Section 6(f) below) that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected.  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law and any other Holder selling securities under a Registration Statement or any of such other Holder’s partners, directors, officers, or employees, each Person who controls such Holder (within the meaning of the Section 15 of the Securities

Act and Section 20 of the Exchange Act), and the partners, directors, officers, or employees of such Person who controls such Holder, from and against all Losses, as incurred, arising solely out of or based upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that, (1) such untrue statements or omissions are made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder expressly for use in a Registration Statement, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder for use in the Registration Statement (it being understood that the Holder has approved Annex A hereto, as may be amended in accordance with the provisions of this Agreement, for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Subsections 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing (and such Holder has received such notice pursuant to Section 6(f) below) that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected.  In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction, which determination is not subject to appeal or further review, that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying

Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 5(c)) shall be paid to the Indemnified Party, as incurred, within twenty Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution.  If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5(d) was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.             Miscellaneous.

(a) Remedies.  In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Piggyback Registrations.  Each Buyer acknowledges that, in addition to rights granted to holders of Notes under this Agreement, the Company has granted registration rights to holders of approximately 45,200,000 shares of its common stock and 155,400,000 shares of common stock issuable on conversion of preferred stock and exercise of warrants issued in prior financing transactions.  Upon the request of the holders of these registration rights, and subject to certain terms and conditions, the Company is obligated to include the foregoing shares on any registration statement filed for the account of other security holders, and therefore, these shares may be included in the Registration Statement to be filed by the Company pursuant to this Agreement.

(c) Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are pari passu with or senior to the registration rights granted to the Holders hereunder.

(d) Compliance.  Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(e) Discontinued Disposition.  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in the last sentence of Section 2(a) or in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a majority of the then outstanding Registrable Securities (assuming the conversion to Common Stock of all outstanding Notes).  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of one or more Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates, provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(g) Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:

Power Medical Interventions, Inc.
2021 Cabot Boulevard
Langhorne, Pennsylvania 19074
Attn: Chief Financial Officer
Facsimile: 267.775.8122

With copy to:

Foley Hoag LLP
Seaport World Trade Center West
155 Seaport Boulevard
Boston, Massachusetts 02110
Attn: Jeffrey L. Quillen, Esq.
Facsimile: 617.832.1000

If to a Buyer:

To the address set forth under such Buyer’s name on the signature pages hereto.

If to any other Person who is then the registered Holder:

To the address of such Holder as it appears in the stock transfer books of the Company.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(h) Successors and Assigns.  Subject to the restrictions on transfer by the Holder, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.  The right to cause the Company to register Registrable Securities hereunder may be assigned (but only with all related obligations) by a Holder to a transferee or assignee who acquires all or any part of such Holder’s Registrable Securities from the Holder; provided that, the transferee agrees in writing to be bound by the provisions of this Agreement.

(i) Execution and Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j) Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.  Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  The Company hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the Company at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

(k) Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m) Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(n) Independent Nature of Buyer’s Obligations and Rights.  The obligations of each Buyer under this Agreement are several and not joint with the obligations of each other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under this Agreement.  Nothing contained herein or in any Transaction Document, and no action taken by any Buyer pursuant thereto, shall be deemed to constitute the Buyer as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document.  Each Buyer acknowledges that no other Buyer will be acting as agent of such Buyer in enforcing its rights under this Agreement.  Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Buyer to be joined as an additional party in any Proceeding for such purpose.  The Company acknowledges that each of the Buyers has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Buyers and not because it was required or requested to do so by any Buyer.

[Remainder of page intentionally left blank, signature pages to follow]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

POWER MEDICAL INTERVENTIONS, INC.

By:	/s/ John P. Gandolfo
John P. Gandolfo
Chief Financial Officer